EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY


                                                             JURISDICTION OF
NAME                                                         INCORPORATION
----                                                         -------------

Lawson Products, Inc.                                         New Jersey
Lawson Products, Inc.                                         Texas
Lawson Products, Inc.                                         Georgia
Lawson Products, Inc.                                         Nevada
Lawson Products, Inc. (Ontario)                               Ontario, Canada
LPI Holdings, Inc.                                            Illinois
Lawson Products de Mexico S. de RL.  de C.v.                  Mexico
Drummond American Corporation                                 Illinois
Cronatron Welding Systems, Inc.                               North Carolina

Allprocure.com, Inc.1                                         Missouri
Assembly Component Systems, Inc.                              Illinois
Automatic Screw Machine Products Company, Inc.2               Alabama
Assembly Component Systems Limited2                           England
LP Service Co.                                                Illinois
C.B. Lynn Company                                             Illinois
Superior & Sedgwick Associates (a limited partnership) 3      Illinois

1 owned 65% by the Company
2 subsidiary of Assembly Component Systems, Inc.
3 owned 98.5% by the Company